Exhibit A


Security                                                      Record Holders
--------                                                      --------------

Common Stock, par value $0.10 per share                            1


Common Stock Purchase Rights                                       1


1.5% Convertible Senior Notes due 2024                            1-2


1.875% Convertible Senior Notes due 2024                           1


4.5% Convertible Senior Subordinated Notes due 2008               60